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                         FALCON BUILDING PRODUCTS, INC.
                               CHICAGO, ILLINOIS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE ANNUAL MEETING
               OF STOCKHOLDERS ON THE   DAY OF            , 1997
    The undersigned hereby appoints Gus J. Athas and Sam A. Cottone and each of them, each with the power to appoint his or her substitute, attorneys successors and assigns with the powers the undersigned would possess if personally present to vote all of the Class A Stock of Falcon Building Products, Inc. (hereinafter "Falcon") held of record by the undersigned on May 5, 1997, at the Special
Meeting of the Stockholders to be held on the   day of             , 1997 at
    a.m. local time, at the Conference Center, Two North Franklin, Chicago, Illinois, and at any adjournments or postponements thereof, upon the matters set forth herein and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:
    Management and the Board of Directors recommend a vote FOR the following Proposal.
(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 20, 1997 (the "Merger Agreement"), between Falcon and FBP Acquisition Corp., Inc. ("FBP") and the transactions contemplated thereby, including the Merger (as defined below). The Merger Agreement provides, among other things, for the merger of FBP with and into Falcon (the "Merger") pursuant to which each share of Falcon Class A Stock, $.01 par value per share ("Falcon Class A Stock") (other than (i) shares of Falcon Class A Stock held by Falcon, its subsidiaries, FBP or any of its affiliates, which will be cancelled and retired, and (ii) shares of Falcon Class A Stock subject to dissenters' rights), will be converted into either
     (a) the right to receive $17.75 in cash or (b) the right to retain one fully paid and nonassessable share of Falcon Class A Stock, which upon consummation of the Merger will have the rights, powers, privileges and restrictions as described in the Proxy Statement/Prospectus (the "Merger Proposal"). Because the certain stockholders have committed to elect to retain 1,034,020 shares of Falcon Class A Stock, all stockholders who do not elect to retain Falcon Class A Stock will be assured that they will receive $17.75 in cash for each share held by such stockholders, and all stockholders who elect to retain Falcon Class A Stock will experience proration of such shares, resulting in their retaining only a portion of the shares of Falcon Class A Stock they elect to retain and receiving $17.75 per share in cash for each of their other shares of Falcon Class A Stock.
            FOR:  / /           AGAINST:  / /           ABSTAIN:  / /
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    THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE
MERGER PROPOSAL AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

    To help our preparation for the meeting, please check here if you plan to attend. / /

                                             SIGN HERE EXACTLY AS NAME(S)
                                             APPEAR(S) ABOVE
                          ______________________________ Date: _________________
                          ______________________________ Date: _________________
                                             When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, executor,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             If your address has changed, please
                                             note new address:
                                             ________________________ Zip
                                             Code: _____________